                                                                   EXHIBIT 10.17

                                OPTION AGREEMENT


     This Agreement dated as of May 1, 1997 is among Mortgage Portfolio Services, Inc., a Delaware corporation (the "Company"); NAB Asset Corporation, a Texas corporation ("NAB"); and Gordon S. Stockwell (the "Manager").
Capitalized terms used in this Agreement are defined in the preceding sentence or in Section 1.


                                 Recitals
                                 --------

     a. The Manager is currently serving as a key employee and manager of the Company and of MPS Funding Corporation, which is a wholly-owned subsidiary of the Company.

     b. NAB is currently the owner of more than 80% of the outstanding shares of MPS Common Stock.

     c.  The MPS Common Stock is not publicly traded.

     d. To provide the Manager additional incentive in the performance of his duties as a key employee of the Company and MPS Funding Corporation, the Company and NAB desire to grant the Executive certain options, which may become exercisable under certain circumstances, to purchase certain shares of MPS Common Stock.

     e. The Executive has requested that the Company and NAB provide him with a means, under certain circumstances, of selling or exchanging the shares of MPS Common Stock, if any, that he may acquire pursuant to said options and the Company and NAB are willing to do so, under the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of their mutual promises contained herein, the parties agree as follows:

Section 1.  Interpretation
----------  --------------

     (a) Definitions.  As used in this Agreement,  the following terms have the
         -----------
following meanings:

     "Adjusted Total Economic Value" means an amount equal to the Total Economic Value as of the applicable Determination Date minus the Reserve Amount as of such date.

     "Agreement" means this Agreement, as the same may be amended from time to time.

     "Aggregate Purchase Price" means, with respect to any purchase of shares of MPS Common Stock from the owner thereof pursuant to the exercise of an option granted in this Agreement, an amount, stated in United States Dollars, equal to the product of (i) the price per share payable for such shares multiplied by
(ii) the total number of such shares being purchased from such owner.

     "Asset Sale Transaction" is defined in Section 11(a)

     "Bring Along Right" is defined in Section 11(b)

     "Buy-Out Payment" means either of the First Buy-Out Payment and the Second Buy-Out Payment.

     "Buy-Out Right" means either of the First Buy-Out Right or the Second Buy-Out Right.

     "Budgeted Pre-Tax Income" means, with respect to any fiscal year, forecasted Pre-Tax Income for such year as set forth in a budget approved by the Company's Board of Directors by no later than May 31 of such year.

     "Call Option" has the meaning given to such term in the Stockholders Agreement.

     "Closing" means the closing of (i) any purchase or sale of shares of MPS Common Stock from or to the Manager pursuant to this Agreement (including a Stock Sale Transaction) or (ii) the making of a Buy-Out Payment.

     "Closing Date" means the date on which a Closing occurs.

     "Come-Along Exercise Period" is defined in Section 11(b).

     "Come-Along Notice" is defined in Section 11(b).

     "Come-Along Right" is defined in Section 11(b)

     "Company" is defined in the opening paragraph of this Agreement.

     "Company Exercise Notice" is defined in Section 10(a).

     "CPS" means Consumer Portfolio Services, Inc., a California corporation.

     "Determination Date" means, for all purposes of this Agreement, the end of the three-month calendar period (March 31, June 30, September 30 or December 31) next preceding the date which is the earliest to occur of (i) the date on which the Manager's Employment terminates or (ii) the date on which the First Buy-Out Right is exercised or (iii) the date on which the Second Option is exercised; provided, however, that if a Sale Notice is given to the Manager prior to such
--------  -------
exercise of the First Buy-Out Right or the Second Option and prior to the termination of his Employment, then, in such case, unless and until the related Sale Transaction is abandoned or terminated or deemed abandoned or terminated pursuant to Section 11(c), "Determination Date" means the end of the three-month calendar period (March 31, June 30, September 30 or December 31) next preceding the date on which such Sale Notice is given.

     "Determination Notice" is defined in Section 5(c).

     "Employment" and "Employed" means, with respect to the Manager, his full-time employment with (or being employed on a full-time basis by) the Company or any Subsidiary, either directly or through a business entity which leases his services to the Company or any Subsidiary.

     "Exchange Option" is defined in Section 9(a)

     "Exchange Option Exercise Period" is defined in Section 10(c).

     "Executive" has the meaning given to such term in the Stockholders Agreement. As of the date of this Agreement, the Executives are James E. Hinton, David Walden, Donald J. Heibel, Diana Mathis and James R. Ovington.

     "Executive Option Shares" means "Option Shares" as such term is defined in the Stockholders Agreement.

     "Executive Shares" means, at any time, the shares of MPS Common Stock (other than Executive Option Shares) owned by the Executives or their permitted transferees, if any, at such time. On the date hereof, the number of Executive Shares owned by each Executive is as follows:

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
                       Name             No. Shares
                       ----             ----------
                 James E. Hinton             750
                 David Walden                350
                 Donald J. Heibel            350
                 Diana Mathis                 50
                 James R. Ovington            50

     "Executive Shares Number" means two thousand (2,000), subject to appropriate adjustment in the event of any stock split, stock combination (reverse stock split) or stock dividend of or on the outstanding shares of MPS Common Stock. By way of example, if the Company were to effect a two-for-one split of MPS Common Stock, the Executive Shares Number would be changed to four thousand (4,000). By way of additional example, if the Company were to effect a one-for-four reverse stock split of MPS Common Stock, the Executive Shares Number would be changed to five hundred (500).

     "Exercise Notice" means any of a Company Exercise Notice, a Manager Exercise Notice, a Parent Company Exercise Notice, the Come-Along Notice and notice of exercise of the Bring-Along Right contained in a Sale Notice, as applicable.

     "Exercise Period" means any of the First Option Exercise Period, the Second Option Exercise Period, the Third Option Exercise Period, the Fourth Option Exercise Period, the Exchange Option Exercise Period, the First Buy-Out Right Exercise Period, the Second Buy-Out Right Exercise Period and the Come-Along Exercise Period, as applicable.

     "First Buy-Out Right Exercise Period" is defined in Section 3(e).

     "First Buy-Out Payment" is defined in Section 3(e).

     "First Buy-Out Right" is defined in Section 3(e).

     "First KEEP Determination Date" is defined in Section 3(b)(i).

     "First Option" is defined in Section 3(a).

     "First Option Exercise Period" is defined in Section 3(c).

     "First Option Purchase Price" is defined in Section 3(a).

     "First Option Shares" is defined in Section 3(a).

     "First Year" is defined in Section 3(b)(i).

     "Fourth Option" is defined in Section 8(a).

     "Fourth Option Commencement Date" means a date which is the later to occur of (i) a date which is the next day after the Closing Date on or by which (A) the First Option shall have been terminated pursuant to the exercise of the First Buy-Out Right and the making of the First Buy-Out Payment or (B) all First Option Shares owned by the Manager shall have been purchased by one or both of the Company and the Parent Company pursuant to one or more exercises of one or both of the Second Option and the Exchange Option or (ii) a date which is the next day after the Closing Date for the purchase and sale of Third Option Shares pursuant to the exercise of the Third Option.

     "Fourth Option Exercise Period" is defined in Section 8(b).

     "Fourth Option Purchase Price" is defined in Section 8(a).

     "GAAP" means generally accepted accounting principals as used by the Financial Accounting Standards Board and/or the American Institute of Certificate Public Accountants, consistently applied and maintained through the periods indicated.

     "including" means including without limitation.

     "Initial KEEP Consideration" means an amount, stated in United States Dollars, equal to the lesser of:

          (a) the KEEP Amount as of the applicable Determination Date plus Three Million Three Hundred Thousand Dollars ($3,300,000); or

          (b) the sum of (i) the product of (A) such KEEP Amount multiplied by
     (B) a fraction the numerator of which is twenty (20) and the denominator of which is the KEEP Number plus (ii) Three Million Three Hundred Thousand Dollars ($3,300,000).

The Initial KEEP Consideration may be a negative number.

     "Interested Management Shareholders" means, with respect to a Determination Notice, all Management Shareholders who, at a Closing relating to which such Determination Notice is given, are to receive a payment from the Company, the Parent Company or a

Purchaser in an amount calculated in part by reference to the amount of the Total Economic Value which is the subject of such Determination Notice.

     "KEEP Amount" means an amount equal to the lesser of (i) 40% of the Total Economic Value as of the applicable Determination Date or (ii) 60% of Adjusted Total Economic Value as of such date. The KEEP Amount may be a negative number.

     "KEEP Number" means a number determined by multiplying (i) 100 by (ii) a fraction the numerator of which is the KEEP Amount and the denominator of which is Total Economic Value, both as of the applicable Determination Date.

     "KEEP Shares" means Executive Shares, if any, which become and are redesignated as KEEP Shares in accordance with the provisions of Section 5(d) of the Stockholders Agreement.

     "Management Options" means the First Option, the Third Option and the Second Call Options.

     "Management Option Shares" means the First Option Shares, the Third Option Shares and the Executive Option Shares.

     "Management Shareholders" means, at any time, the persons who, at such time, own or hold any Management Shares.

     "Management Shares" means First Option Shares, Third Option Shares, KEEP Shares, Non-KEEP Shares, and Executive Option Shares; provided, however, that
                                                      --------  -------
after July 1, 1999 Non-KEEP Shares shall not be deemed to be, and shall not be included in the definition of, Management Shares. For purposes of this definition only, (i) at any time prior to July 2, 1999 all shares which are not then, but which thereafter may become, subject to the First Option shall be deemed at such time to be issued and outstanding First Option Shares owned by the holder of the First Option; (ii) all shares which at any time are then subject to the First Option shall be deemed at such time to be issued and outstanding First Option Shares owned by the holder of the First Option; (iii) all shares which at any time are then or may thereafter become subject to the Third Option shall be deemed at such time to be issued and outstanding Third Option Shares owned by the holder of the Third Option; and (iv) all shares which at any time are then or thereafter may become subject to a Second Call Option shall be deemed at such time to be issued and outstanding Executive Option Shares owned by the holder of such Second Call Option.

     "Manager" is defined in the opening paragraph of this Agreement. "Manager" also includes each person or entity who or which, after the date hereof becomes a party to this Agreement by an agreement in writing which provides, among other things that such person or entity has assumed all of the Manager's obligations under this Agreement.

     "Manager Exercise Notice" is defined in Section 10(b).

     "Mandatory Exercise" is defined in Section 10(d).

     "MPS Common Stock" means the common stock, par value $0.01 per share, of the Company.

     "MPS Preferred Stock" means the preferred stock, par value $0.01 per share, of the Company.

     "MPS Subsidiary" means, at any time, a corporation more than 50% of whose voting stock is then owned, directly or indirectly (through one or more other MPS Subsidiaries), by the Company or whose financial statements the Company is then otherwise required to consolidate with its own pursuant to GAAP.

     "NAB" is defined in the opening paragraph of this Agreement.

     "NAB Common Stock" means the common stock, par value $0.10 per share, of NAB.

     "NAB Note" is defined in Section 9(a).

     "Non-KEEP Shares" means Executive Shares which have not become KEEP Shares.

     "Note" is defined in Section 10(e)(ii).

     "Objection Notice" is defined in Section 5(c).

     "Objection Notice Period" is defined in Section 5(c).

     "Parent Company" means, at any time, the common parent corporation of a group of corporations of which the Company then is a member, which parent corporation owns, directly or indirectly (through one or more subsidiaries), at least 50% of the outstanding shares of MPS Common Stock at such time. As of the date hereof, NAB is the Parent Company.

     "Parent Company Affiliate" means, at any time, any corporation or entity which at such time owns, directly or indirectly (through one or more subsidiaries), twenty-five percent (25%) or more of the issued and outstanding shares of the Parent Company Common Stock. As of the date of this Agreement, the only Parent Company Affiliate is CPS.

     "Parent Company Common Stock" means the common stock of the Parent Company. As of the date hereof, the NAB Common Stock is the Parent Company Common Stock.

     "Parent Company Exchange Shares" means the shares of Parent Company Common Stock, if any, to be issued by the Parent Company at the Closing of an exercise of an Exchange Option or a Buy-Out Right.

     "Parent Company Exercise Notice" is defined in Section 10(c).

     "Parent Company's MPS Common Shares" means, at any time, the shares of MPS Common Stock which are owned by the Parent Company at such time. As of the date hereof, the Parent Company's MPS Common Shares consist of 8,000 shares of MPS Common Stock which are owned by NAB.

     "Parent Company's MPS Preferred Shares" means, at any time, the shares of MPS Preferred Stock which are owned by the Parent Company at such time. As of the date hereof, the Parent Company's MPS Preferred Shares consist of 2,250 shares of MPS Preferred Stock which are owned by NAB.

     "Parent Company Stock Price" is defined in Section 9(b).

     "Personal Representative" means the executor, administrator or other representative of the estate of an Executive who has died or the conservator, receiver or trustee in bankruptcy of or with respect to the person or assets of an Executive appointed as such by a court of competent jurisdiction.

     "Pre-Tax Income" means, for any period, the consolidated income before income taxes of the Company and the MPS Subsidiaries for such period, computed in accordance with GAAP. Pre-Tax Income shall not include the results of operations of any stockholder of the Company. If the Company's financial statements are audited for any period, Pre-Tax Income for such period shall be as set forth therein.

     "Purchaser" is defined in Section 11(a)

     "Put Option" has the meaning given to such term in the Stockholders Agreement.

     "Reserve Amount" means an amount equal to the sum of (i) Two Million Five Hundred Thousand Dollars ($2,500,000) plus (ii) an amount equal to the product of (A) Two Million Five Hundred Thousand Dollars ($2,500,000) multiplied by (B) a fraction the denominator of which is 365 and the numerator of which is the number of days elapsed from July 10, 1996 through the applicable Determination Date. The amount calculated pursuant to the preceding sentence shall be reduced by the amount, if any, of any cash dividends paid by the Company on the Parent Company's MPS Preferred Shares and by the amount, if any, paid by the Company to repurchase or redeem any of the Parent Company's MPS Preferred

Shares during the period from the date hereof to such Determination Date.

     "Residual KEEP Consideration" means an amount equal to (i) the sum of the KEEP Amount as of the applicable Determination Date plus Three Million Three Hundred Thousand Dollars ($3,300,000) minus (ii) the Initial KEEP Consideration as of such date.

     "Sale Notice" is defined in Section 11(a).

     "Sale Notice Period" is defined in Section 11(a) .

     "Sale Transaction" is defined in Section 11(a).

     "Second Buy-Out Payment is defined in Section 6(f).

     "Second Buy-Out Right is defined in Section 6(f).

     "Second Buy-Out Right Exercise Period" is defined in Section 6(f).

     "Second Call Option" has the meaning given to such term in the Stockholders Agreement.

     "Second Option" is defined in Section 4(a).

     "Second Option Commencement Date" means the earlier to occur of (i) the date on which the Manager's Employment terminates, (ii) the date on which the Put Option is exercised or (iii) April 18, 2003.

     "Second Option Exercise Period" is defined in Section 4(b).

     "Second Option Purchase Price" is defined in Section 4(b).

     "Second KEEP Determination Date" is defined in Section 3(b)(ii).

     "Second Put Option" has the meaning given to such term in the Stockholders Agreement.

     "Second Year" is defined in Section 3(b)(ii).

     "Selling Stockholder" means a Manager, an Executive or other person or entity that is obligated to sell shares of MPS Common Stock at a Closing pursuant to the exercise of the Second Option, the Fourth Option, the Exchange Option or any option granted in the Stockholders Agreement or that is entitled to receive a Buy-Out Payment or Termination

Payment at a Closing pursuant to an exercise of a Buy-Out Right or the Termination Right.

     "Stockholders Agreement" means that certain Stockholders Agreement of even date herewith among the Company, the Parent Company and the Executives.

     "Stock Purchase Restriction" means any provision of (i) any agreement, document or instrument to which the Company is a party, (ii) applicable law or
(iii) the Company's Certificate of Incorporation or By-laws which prohibits, or the effect of which is to prohibit, (A) the purchase of First Option Shares or Third Option Shares by the Company pursuant to the exercise of the Second Option or the Fourth Option or the making of a Buy-Out Payment pursuant to an exercise of a Buy-Out Right.

     "Stock Sale Transaction" is defined in Section 11(a).

     "Termination Payment" has the meaning given to such term in the Stockholders Agreement.

     "Termination Right" has the meaning given to such term in the Stockholders Agreement.

     "Third Call Option" has the meaning given to such term in the Stockholders Agreement.

     "Third KEEP Determination Date" is defined in Section 3(b)(iv).

     "Third Option" is defined in Section 6(a).

     "Third Option Exercise Period" is defined in Section 6(d).

     "Third Option Purchase Price" is defined in Section 6(c).

     "Third Option Shares" is defined in Section 6(b).

     "Third Year" is defined in Section 3(b)(iv).

     "Total Economic Value" means, as of any Determination Date, the fair market value of one hundred percent (100%) of the equity ownership of the Company on such date, determined in accordance with the provisions of Section 3(c).

     "Transfer" means (i) when used as a verb, to sell, assign, transfer, encumber, pledge or otherwise dispose of; and (ii) when used as a noun, a sale, transfer, encumbrance, pledge or other disposition.

     "Valuation" means the amount stated to be the Total Economic Value in a Valuation Report or, if Total Economic Value is stated in a Valuation Report to be within a range of amounts, the mid-point or average of such range.

     "Valuation Agreement" is defined in Section 5(c).

     "Valuation Firm" is defined in Section 5(c).

     "Valuation Report" is defined in Section 5(c).

     (b) Provisions Pertaining to Interpretation.  For all purposes of this
         ---------------------------------------
Agreement:

          (i) references to any person refer to such person and his successors in title and assigns or (as the case may be) his successors, assigns, heirs, executors, administrators or other legal representatives;

          (ii) references to any agreement, instrument or document refer to such agreement, instrument or document as originally executed, or, if subsequently varied, supplemented, amended, restated, or replaced from time to time, as so varied, supplemented, amended, restated or replaced and in effect at the relevant time of reference thereto;

          (iii) words importing the singular only shall include the plural and vice versa; and pronouns in any gender are to be construed as masculine,
     ---- -----
     feminine or neuter as the context requires; and all references to dollars shall be in United States Dollars.

Section 2.  Restrictions on Transfer; Legend.
----------  ------------------------  -------

     The Manager shall not Transfer any of his First Option Shares or Third Option Shares prior to April 18, 2006 except (i) pursuant to the exercise of the Second Option, the Fourth Option or a Buy-Out Right, (ii) in accordance with
Section 11 or (iii) upon the death of the Manager, by will or the laws of descent and distribution; provided, however, that a Transfer pursuant to
                          --------  -------
preceding clause (iii) shall not be effective and the Company shall not be obligated to record such Transfer on its books or to issue a certificate representing the shares so Transferred in the name of the transferee unless and until such transferee shall have executed an agreement, in form and substance satisfactory to the Company's Board of Directors, by which such transferee becomes a party to this Agreement and to be bound hereby to the same extent as the Manager was prior to his death.

     Each certificate evidencing First Option Shares and Third Option Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          The securities represented by this certificate are subject to restrictions on transfer and other provisions contained in an Option Agreement dated as of May 1, 1997 among the issuer of such securities (the "Company") and certain stockholders of the Company. A copy of such Agreement will be furnished without charge by the Company to the holder hereof upon written request.

          The securities represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statements for these securities under the Securities Act of 1933 or an opinion of the Company's counsel that registration is not required under said Act.

     The first paragraph of the legend set forth above shall be removed from such certificates upon the earlier to occur of (i) any Transfer thereof pursuant to exercise of any Option other than the First Option or the Third Option or
(ii) the termination of this Agreement.   The second paragraph of such legend
shall be removed if and when the statements made therein are no longer accurate or applicable.

Section 3.  First Option.
---------   ------------

     (a)  Grant.   Subject to subsections (b) through (h) of this Section 3 and
          -----
Sections 5, 9, 10 and 11, the Company hereby grants to the Manager the option (the "First Option") to purchase that number of shares of MPS Common Stock from the Company which is determined in accordance with Section 3(b) for a purchase price of One Thousand Seven Hundred Dollars ($1,700) per share (the "First Option Purchase Price"). The shares, if any, which become subject to the First Option are referred to in this Agreement as the "First Option Shares." The term "First Option Shares," as used in this Agreement also refers to the shares, if any, which are issued to the Manager pursuant to the exercise of the First Option. The First Option Purchase Price and the number of First Option Shares are subject to appropriate adjustment in the event of any stock split, stock combination (reverse stock split) or stock dividend of or on the outstanding shares of MPS Common Stock. By way of example, if the Company were to effect a two-for-one split of MPS Common Stock, the number of First Option Shares (i.e., shares, if any, subject to the First Option) would be doubled and the First Option Purchase Price would be changed to Eight Hundred Fifty

Dollars ($850). By way of additional example, if the Company were to effect a one-for-five reverse stock split, the number of First Option Shares (i.e., shares, if any, subject to the First Option) would be changed to one-fifth of such number and the First Option Purchase Price would be changed to Eight Thousand Five Hundred Dollars ($8,500).

     (b)  Number of First Option Shares. The number of shares of MPS Common
          -----------------------------
Stock, if any, which become subject to the First Option shall be as follows:

          (i) On July 1, 1997 (the "First KEEP Determination Date") one hundred sixteen (116) shares of MPS Common Stock shall become subject to the First Option if the Manager has been continuously Employed from the date hereof through the First KEEP Determination Date. The parties acknowledge and agree that (A) actual Pre-Tax Income for the fiscal year ended December 31, 1996 (the "First Year") was a negative $351,000 and (B) Budgeted Pre-Tax Income for the First Year was a negative $457,000.

          (ii) On July 1, 1998 (the "Second KEEP Determination Date") one hundred seventeen (117) shares of MPS Common Stock shall become subject to the First Option (in addition to any such shares which became First Option Shares prior thereto) if (A) the Manager has been continuously Employed from the date hereof through the Second KEEP Determination Date and (B) either (x) actual Pre-Tax Income for the fiscal year ending December 31, 1997 (the "Second Year") equals or exceeds eighty percent (80%) of Budgeted Pre-Tax Income for the Second Year or (y) the cumulative actual Pre-Tax Income for the First Year and the Second Year equals or exceeds eighty percent (80%) of the cumulative Budgeted Pre-Tax Income for the First Year and the Second Year. The parties acknowledge and agree that Budgeted Pre-Tax Income for the Second Year is $2,874,484 and that cumulative Budgeted Pre-Tax Income for the First Year and the Second Year is $2,417,484.

          (iii) In the event that any shares which were eligible to become First Option Shares on the First KEEP Determination Date did not become First Option Shares on such date, such shares shall become First Option Shares on the Second KEEP Determination Date if (A) the Manager has been continuously Employed from the date hereof through the Second KEEP Determination Date and (B) the cumulative Pre-Tax Income for the First Year and the Second Year equals or exceeds eighty percent (80%) of cumulative Budgeted Pre-Tax Income for the First Year and the Second Year.

          (iv) On July 1, 1999 (the "Third KEEP Determination Date") one hundred seventeen (117) shares of MPS Common Stock shall become subject to the First Option (in addition to any such shares which became First Option Shares prior thereto) if (A) the Manager has been continuously Employed from the date hereof through the Third KEEP Determination Date and (B) either (x) actual Pre-Tax Income for the fiscal year ending December 31, 1998 (the "Third Year") equals or exceeds eighty percent (80%) of Budgeted Pre-Tax Income for the Third Year or (y) the cumulative actual Pre-Tax Income for the First Year, the Second Year and the Third Year equals or exceeds eighty percent (80%) of the cumulative Budgeted Pre-Tax Income for the First Year, the Second Year and the Third Year.

          (v) In the event that any shares which were eligible to become First Option Shares on the First KEEP Determination Date or the Second KEEP Determination Date did not become First Option Shares on either or both of such dates, such shares shall become First Option Shares on the Third KEEP Determination Date, if (A) the Manager has been continuously Employed from the date hereof through the Third KEEP Determination Date and (B) the cumulative actual Pre-Tax Income for the First Year, the Second Year and the Third Year equals or exceeds eighty percent (80%) of the cumulative Budgeted Pre-Tax Income for the First Year, the Second Year and the Third Year.

          (vi) In the event that a Sale Transaction is consummated prior to the determination of actual Pre-Tax Income for the Third Year, then, in such case, for purposes of such Sale Transaction only, all shares potentially eligible to become subject to the First Option shall be presumed to be First Option Shares unless the Manager has not been continuously Employed during the period from the date hereof through the date of the related Sale Notice. If the Manager has not been continuously Employed throughout such period, such presumption shall not be applicable, and, for purposes of such Sale Transaction, the only shares subject to the First Option shall be those shares, if any, that became such pursuant to any of items (i) through
     (iii) of this Section 3(b). The presumption referred to in the second preceding sentence shall take effect as of the date of the related Sales Notice; provided, however, that if such Sale Transaction is abandoned or
             --------  -------
     terminated or deemed abandoned or terminated pursuant to Section 11(c), then, in such case, such presumption shall no longer be applicable.

     (c)  Exercise Period.  Subject to Section 10, the First Option shall be
          ---------------
exercisable at any time during the period beginning on July 2, 1999 and ending on December 31, 2005 In addition, subject to Sections 10 and 11, if a Sale Notice is given prior to July 1, 1999, then, in such case, the First Option shall also be exercisable during the Come-Along Exercise Period in the case of a Stock Sale Transaction or during the 30-day period from and after the date of the Sale Notice relating to an Asset Sale Transaction. Any period during which a First Option may be exercised pursuant to this Section 3(c) is referred to in this Agreement as a "First Option Exercise Period".

     (d) Non-Assignability.  The First Option is not assignable or transferable
         -----------------
except by will or the laws of descent and distribution, and the First Option is exercisable only by the Manager during his lifetime (within the First Option Exercise Period).

     (e) Buy-Out of First Option.  Subject to Sections 3(f), 9, 10 and 11, the
         -----------------------
Company shall have the right (the "First Buy-Out Right") to terminate the First Option at any time during the Second Option Exercise Period (and prior to the Closing of a purchase and sale of First Option Shares pursuant to the exercise of the First Option) by making a payment (the "First Buy-Out Payment") to the Manager in an amount equal to the product obtained by multiplying (i) the amount obtained by subtracting the First Option Purchase Price from the Second Option Purchase Price by (ii) the number of First Option Shares, in any. which are subject to the First Option as of the date of the Exercise Notice in which the First Buy-Out Right is exercised; provided, however, that if the First Option
                                  --------  -------
Purchase Price equals or exceeds the Second Option Purchase Price, then, in such case the amount of the First Buy-Out Payment shall be One Dollar ($1.00). In addition, the First Buy-Out Right may be exercised in any Sale Notice given prior to April 17, 2005. Any period of time during which a First Buy-Out Right may be exercised is referred to in this Agreement as a "First Buy-Out Right Exercise Period." If the First Buy-Out Right is exercised after the exercise of the First Option and prior to the related Closing thereof, then, in such case, such exercise of the First Buy-Out Right shall supersede and take precedence over such exercise of the First Option.

     (f) Mandatory Exercise of First Buy-Out Right.  If the Put Option is
         -----------------------------------------
exercised at any time as to all then outstanding KEEP Shares, then, in such case, (i) Company shall be obligated to exercise the First Buy-Out Right within 10 business days thereafter and (ii) the date of such exercise of the First Buy-Out Right shall be deemed to be the date of exercise of the Put Option. If the Call Option is exercised as to any KEEP Shares at any time after April 17, 2003 and prior to April 18, 2005, then, in such case, the Company shall be obligated to exercise the First Buy-Out Right at the same time. This Section 3(f) shall not be applicable after the issuance of the First Option Shares to the Manager pursuant to his exercise of the First Option.

     (g) No Stockholder Rights.  The Manager shall not have any voting or other
         ---------------------
rights as a stockholder of the Company with respect to the First Option Shares unless and until such shares are issued to him pursuant to exercise of the First Option.

     (h) Reservation of Shares.  The Company shall reserve a sufficient number
         ---------------------
of the authorized but unissued shares of MPS Common Stock for issuance of the First Option Shares upon the exercise thereof.

Section 4.  Second Option.
---------   -------------

     (a) Grant.  If the First Option Shares are issued to the Manager pursuant
         -----
to exercise of the First Option, then, in such case, subject to Sections 4(b), 4(c), 5, 9, 10, and 11, the Company shall have the right and option (the "Second Option") to purchase all but not less than all, of the First Option Shares for a purchase price per share (the "Second Option Purchase Price") equal to the greater of (i) an amount equal to the quotient obtained by dividing (A) the Initial KEEP Consideration by (B) the Executive Shares Number or (ii) an amount equal to the quotient obtained by dividing (A) One Dollar ($1.00) by (B) the number of First Option Shares then being purchased from the Manager.

     (b) Exercise Period.  The Second Option shall be exercisable at any time
         ---------------
during the period (the "Second Option Exercise Period") beginning on the Second Option Commencement Date and ending on April 17, 2005.

     (c) Mandatory Exercise.  If the Put Option is exercised at any time as to
         ------------------
all then outstanding KEEP Shares, then, in such case, (i) the Company shall be obligated to exercise the Second Option as to any First Option Shares then issued and outstanding within 10 business days after such exercise of the Put Option and (ii) the date of such exercise of the Second Option shall be deemed to be the date of exercise of the Put Option. If the Company exercises the Call Option as to any KEEP Shares at any time after April 17, 2003 and prior to April 18, 2005, then, in such case, the Company shall be obligated to exercise the Second Option as to all First Option Shares then outstanding at the same time.

Section 5.  Valuation.
---------   ----------

     (a) Intentionally omitted.

     (b) Intentionally omitted.

     (c) Determination of Total Economic Value.  Upon the giving of an Exercise
         -------------------------------------
Notice (which, for purposes of this Section 5(c), also includes an Exercise Notice as defined in the Stockholders Agreement) in respect of which the applicable KEEP Amount must be calculated, the Board of Directors of the Parent Company or, if there is then no Parent Company, the Board of Directors of the Company shall determine the applicable Total Economic Value and shall provide such determination in writing (the "Determination Notice") to all Interested Management Shareholders within ten (10) business days after the date of such Exercise Notice. The Determination Notice shall set forth the basis for such determination of Total Economic Value.

     If the Interested Management Shareholders, acting as a group (if there is more than one), desire to object to the determination of the Total Economic Value set forth in the Determination Notice, they may do so by giving notice thereof in writing (the "Objection Notice") to the Parent Company or the Company, as applicable. To be effective, an Objection Notice must (i) be signed by Interested Management Shareholders owning a majority of the Management Shares then owned by all Interested Management Shareholders, (ii) set forth their basis for objecting to the Determination Notice, (iii) specify the Total Economic Value proposed by them, (iv) set forth their calculation thereof and (v) be given to the Parent Company or the Company, as applicable, during the period (the "Objection Notice Period") ending on the tenth (10th) business day after the date of the related Determination Notice. If the Interested Management Shareholders fail to give an Objection Notice during the Objection Notice Period, then, in such case, the determination of Total Economic Value set forth in the Determination Notice shall be deemed to be accepted and agreed to by them, and such determination shall be conclusive and binding on the Company, the Parent Company and all Interested Management Shareholders.

     If an Objection Notice is given during the Objection Notice Period, then, in such case, such Total Economic Value shall be determined in writing (the "Valuation Report") by a nationally recognized investment firm (the "Valuation Firm") which is engaged in the valuation of businesses and their securities.
The Valuation Firm shall be selected by the Board of Directors of the Parent Company or, if there is then no Parent Company, by the Board of Directors of the Company.

     If Total Economic Value is determined by a Valuation Firm pursuant to the preceding paragraph and if at the Closing for which Total Economic Value is being determined the owners of more than 25% of the Management Shares are to receive payment from the Company, the Parent Company or a Purchaser pursuant to the terms of this Agreement or the Stockholders Agreement, then, in such case, the Company shall pay all the fees and expenses of such determination by the Valuation Firm. In any other case, such fees and expenses shall be paid as follows: (i) one hundred percent (100%) by the Company if the Valuation is ninety percent (90%) or less of the Total Economic Value set forth in the Determination Notice; (ii) one hundred percent (100%) by the Interested Management Shareholders if the Valuation is one hundred ten percent (110%) or more of the Total Economic Value set forth in the Determination Notice; and
(iii) fifty percent (50%) by the Company and fifty percent (50%) by the Interested Management Shareholders if the Valuation is more than ninety percent (90%) and less than one hundred ten percent (110%) of the Total Economic Value set forth in the Determination Notice.

     The obligations of the Interested Management Shareholders referred to in the preceding paragraph, if any arise, shall be satisfied by them pro rata based
                                                                  --- ----
on their ownership of Management Shares (but not based on the ownership of such shares by any Management Shareholder who is not an Interested Management Shareholder). By way of example, if an Interested Management Shareholder were to own ten percent (10%) of the Management Shares owned by all Interested Management Shareholders, then, in such case, he would be obligated to pay ten percent (10%) of that portion, if any, of the fees and expenses of the Valuation Firm which the Interested Management Shareholders are obligated to pay pursuant to the preceding paragraph. If the Company pays the Valuation Firm for any fees and expenses which an Interested Management Shareholder is obligated to pay, then, in such case, such Interested Management Shareholder shall be obligated to reimburse the Company for the same, and the Company or the Parent Company (on behalf of the Company) may, but shall not be obligated to, effect such reimbursement by reducing the amount otherwise payable to him at any Closing.

     Notwithstanding the foregoing, Total Economic Value may be determined at any time by an agreement in writing (the "Valuation Agreement") which (i) is signed by the Company and by the Parent Company, if any, (ii) is signed by Interested Management Shareholders who own more than fifty percent (50%) of the Management Shares owned by all Interested Management Shareholders; and (iii) is approved by the Boards of Directors of the Company and the Parent Company, if any. A Valuation Agreement, if entered into, shall be conclusive and binding on each Interested Management Shareholder even if he is not a signatory thereto, and on the Company and the Parent Company. If a Valuation Agreement is entered into, the Company and the Parent Company, as applicable, shall not be obligated to select a Valuation Firm to determine Total Economic Value, and any determination of Total Economic Value theretofore made by the Valuation Firm shall be superseded and replaced by the determination thereof set forth in the Valuation Agreement.

Section 6.  Third Option
----------  ------------

     (a)  Grant.  Subject to Sections 6(b), 6(c), 6(d), 6(e), 10 and 11, the
          -----
Parent Company hereby grants to the Manager the right and option (the "Third Option") to purchase that number of the Parent Company's MPS Common Shares which is determined in accordance with Section 6(b) for a purchase price per share determined in accordance with Section 6(c).

     (b)  Number of Third Option Shares.  The number of the Parent Company's MPS
          ------------------------------
Common Shares, if any,  which become  subject to the Third Option shall be zero
(0) if (i) the number of shares of MPS Common Stock which become First Option Shares subject to the First Option prior to July 2, 1999 is zero (0) or (ii) the KEEP Amount constitutes twenty percent (20%) or less of Total Economic Value as of the applicable Determination Date or (iii) the Third Option Purchase Price is equal to or greater than the Fourth Option Purchase Price. In any other case, such number shall be equal to the product obtained by multiplying (A) the Executive Shares Number by (B) seventeen and one-half percent (17.5%) and by
(C) a fraction the numerator of which is the number of shares of MPS Common Stock which become First Option Shares subject to the First Option prior to July 2, 1999 and the denominator of which is three hundred fifty (350) (such denominator being subject to appropriate adjustment in the manner described in the definition of "Executive Shares Number" in Section 1(a) in the event of any stock split, stock combination (reverse stock split) or stock dividend of or on the outstanding shares of MPS Common Stock).

     The shares, if any, of MPS Common Stock which become subject to the Third Option pursuant to this Section 6(b) are referred to in this Agreement as the "Third Option Shares." The term "Third Option Shares," as used herein also refers to the shares, if any, which are transferred and assigned to the Manager pursuant to exercise of the Third Option.

     (c)  Purchase Price.  The purchase per share payable by the Manager at a
          --------------
Closing for the Third Option Shares upon exercise of the Third Option (the "Third Option Purchase Price") shall be One Thousand Seven Hundred Dollars ($1,700), subject to appropriate adjustment in the event of any stock split, stock combination (reverse stock split) or stock dividend of or on the outstanding shares of MPS Common Stock. By way of example, if the Company were to effect a two-for-one split of MPS Common Stock, the Third Option Purchase Price would be changed to Eight Hundred Fifty Dollars ($850). By way of additional example, if the Company were to effect a one-for-four reverse stock split of MPS Common Stock, the Third Option Purchase Price would be changed to Six Thousand Eight Hundred Dollars ($6,800).

     (d)  Exercise Period.  Subject to Section 10, the Third Option shall be
          ---------------
exercisable
at any time during the period (i) beginning on a date which is the next day after the Closing Date on or by which (A) the First Buy-Out Payment shall have been made to the Manager or all First Option Shares owned by the Manager shall have been purchased by one or both the Company and the Parent Company pursuant to exercise of one or more of the First Buy-Out Right, the Second Option and the Exchange Option and (B) all Executive Shares owned by the Executives shall have been purchased by one or both of the Company and the Parent Company pursuant to one or more exercises of the options granted in the Stockholders Agreement and
(ii) ending on July 31, 2005. In addition, subject to Sections 10 and 11, if a Sale Notice is given prior to July 31, 2005, then, in such case, the Third Option shall also be exercisable during the Come-Along Exercise Period in the case of a Stock Sale Transaction or during the 30-day period from and after the date of the Sale Notice relating to an Asset Sale Transaction. Any period during which a Third Option may be exercised pursuant to this Section 6(d) is referred to in this Agreement as a "Third Option Exercise Period."

     (e) Non-Assignability.  The Third Option is not assignable or
         ------------------
transferable except by will or the laws of descent and distribution, and the Third Option may be exercised, if it becomes exercisable, only by the Manager during his lifetime (within the applicable Exercise Period).

     (f) Buy-Out of Third Option.  Subject to Sections 9, 10 and 11, the Parent
         ------------------------
Company shall have the right (the "Second Buy-Out Right") to terminate the Third Option by making a payment (the "Second Buy-Out Payment") to the Manager in an amount equal to the product obtained by multiplying (i) the amount obtained by subtracting the Third Option Purchase Price from the Fourth Option Purchase Price by (ii) the number of shares subject to the Third Option; provided,
                                                                --------
however, that, if the Third Option Purchase Price equals or exceeds the Fourth
-------
Option Purchase Price, then, in such case, the amount of the Second Buy-Out Payment shall be One Dollar ($1.00). The Second Buy-Out Right may be exercised, at any time during any Third Option Exercise Period whether or not the Third Option has theretofore been exercised; provided, however, that, if the Manager's
                                       --------  -------
Employment terminates prior to the beginning of the Third Option Exercise Period, then, in such case, the Second Buy-Out Right as to his Third Option may also be exercised by the Parent Company at any time during the period from and after the date on which the First Buy-Out Right or Second Option is exercised until the expiration of the Third Option Exercise Period; and provided, further,
                                                              --------  -------
that the Second Buy-Out Right may be exercised in any Sale Notice given prior to July 31, 2005. If the Parent Company exercises the Termination Right at any time after the beginning of the Third Option Exercise Period as to any Second Call Option then outstanding and held by any Executive, then, in such case, if the Third Option is then outstanding, it shall be obligated to exercise at the same time its Second Buy-Out Right. If the Second Buy-Out Right is exercised after the exercise of the Third Option and prior to the related Closing thereof, then, in such case, such exercise of the

Second Buy-Out Right shall supersede and take precedence over such exercise of such Second Option. Any period of time during which a Second Buy-Out Right may be exercised is referred to in this Agreement as a "Second Buy-Out Right Exercise Period."

     (g) No Stockholder Rights.  The Manager shall not have any voting or other
         ---------------------
rights as a stockholder of the Company with respect to the Second Option Shares unless and until such shares are transferred to him pursuant to exercise of his Second Option. Prior to such transfer, the Parent Company shall have all of the rights incident to ownership of such shares.

Section 7.  Intentionally omitted.
---------

Section 8.  Fourth Option.
---------   -------------

     (a) Grant.  If any Third Option Shares are transferred and assigned to the
         -----
Manager pursuant to the exercise of the Third Option, then, in such case, subject to Sections 8(b) and 8(c), 9, 10 and 11, the Company shall have the right and option (the "Fourth Option") to purchase all, but not less than all, of the Third Option Shares owned by the Manager for a purchase price per share (the "Fourth Option Purchase Price") equal to the greater of (i) an amount equal to the quotient obtained by dividing (A) the Residual KEEP Consideration by (B) the Executive Shares Number or (ii) an amount equal to the quotient obtained by dividing (A) One Dollar ($1.00) by (B) the number of Third Option Shares then being purchased from the Manager.

     (b) Exercise Period.  The Fourth Option shall be exercisable at any time
         ---------------
during the period (the "Fourth Option Exercise Period") beginning on the Fourth Option Commencement Date and ending on December 31, 2005.

     (c) Mandatory Exercise.  If the Second Put Option or the Third Call Option
         ------------------
is exercised at any time as to all then outstanding Executive Option Shares, then, in such case, (i) the Company shall be obligated, within 10 business days after such exercise, to exercise the Fourth Option as to any Third Option Shares then issued and outstanding and (ii) the date of such exercise of the Fourth Option shall be deemed to be the date of exercise of the Second Put Option or the Third Call Option, as applicable.

Section 9.  Exchange Option; Parent Company Exchange Shares.
---------   ------------------------------------------------

     (a) Subject to Sections 9(b), 9(c), 10 and 11, if a Buy-Out Right, a
Second Option or a Fourth Option is exercised, then, in any such case, the Parent Company, if any, shall have the right and option (the "Exchange Option")
(i) to assume the Company's rights and obligations, if any, with respect thereto and (ii) to pay, and to require the Manager to accept payment of the Aggregate Purchase Price or the Buy-Out Payment, as applicable, at the applicable Closing in the form of cash or shares of Parent Company Common Stock or any combination thereof, as determined by the Parent Company; provided,
                                                                 --------
however, that if NAB is the Parent Company on the Closing Date and is making the
-------
Second Buy-Out Payment, it shall also have the right to elect to pay up to fifty percent (50%) of such payment, if any, in the form of its three-year promissory note (the "NAB Note") in accordance with Section 10(e)(iii). If the Parent Company exercises an Exchange Option or the Second Buy-Out Right and elects to pay all or any portion of the Aggregate Purchase Price or the Buy-Out Payment with shares of Parent Company Common Stock, then, in such case, the number of shares of Parent Company Common Stock issuable to the Manager at the applicable Closing thereof shall be that number which is equal to the quotient (rounded to the nearest whole number) obtained by dividing so much of such Aggregate Purchase Price or the Buy-Out Payment as the Parent Company elects to pay in the form of such shares by the Parent Company Stock Price.

     (b) As used in this Agreement, the term "Parent Company Stock Price" means the average daily market price per share of Parent Company Common Stock during the thirty (30) consecutive trading days next preceding the date on which the Parent Company gives notice of exercise of the Exchange Option.

     The market price for each such trading day shall be the last sale price on such day on the New York Stock Exchange, or, if Parent Company Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on the American Stock Exchange, or, if Parent Company Common Stock is not then listed or admitted to trading on the American Stock Exchange, on such other principal stock exchange on which such stock is then listed or admitted to trading or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, if Parent Company Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such trading day shall be the last sale price on such day as reported in the National Association of Securities Dealers, Inc. Automated Quotations System, or if Parent Company Common Stock is not on the National Market List, the average of the closing reported bid and asked prices on such day in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Parent Company, or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Parent Company. In the event that, after the Parent Company exercises an Exchange Option and determines the number of Parent Company Exchange Shares, there is a change in Parent Company Common Stock through stock dividend, stock split or stock combination (reverse stock split), the Board of Directors of the Parent Company shall make such adjustments to the Exchange Option as may be necessary or appropriate to prevent dilution or enlargement of rights under the Exchange Option. No such adjustments to the Exchange

Option shall be made as a result of the issuance of shares of the Parent Company Common Stock by the Parent Company, from time to time, (i) upon exercise of options or warrants hereunder, heretofore or hereafter granted, (ii) upon conversion of securities heretofore or hereafter issued by the Parent Company or any of its subsidiaries into shares of Parent Company Common Stock, (iii) in connection with any public or private offering of shares of Parent Company Common Stock or (iv) in connection with any other issuance and sale of shares of Parent Company Common Stock.

     (c) The Exchange Option shall not be exercisable by the Parent Company at any time when the Parent Company Common Stock is not generally publicly traded.

Section 10.  Option Exercise and Closing Procedures.
-----------  ---------------------------------------

     (a)  Exercise by the Company. If the Company desires to exercise the First
          -----------------------
Buy-Out Right, the Second Option or the Fourth Option, it may do so at any time during the applicable Exercise Period by giving written notice thereof (the "Company Exercise Notice") to the Manager and to the Parent Company, if any.

     (b)  Exercise by the Manager.  If the Manager desires to exercise the First
          -----------------------
Option or the Third Option or the Come-Along Right, he may do so at any time during the applicable Exercise Period by giving written notice thereof (the "Manager Exercise Notice") to the Company and the Parent Company, if any.

     (c)  Exercise by the Parent Company.  If the Parent Company desires to
          ------------------------------
exercise an Exchange Option, the Second Buy-Out Right (whether or not in connection with the Exchange Option) or the Bring-Along Right, it may do so by giving written notice thereof (the "Parent Company Exercise Notice") to the Company and the Manager any time during the Second Buy-Out Right Exercise Period, in the case of the Second Buy-Out Right, or, in the case of an Exchange Option unrelated to the Second Buy-Out Right, during the period (the "Exchange Option Exercise Period") beginning on the date the related Manager Exercise Notice or the related Company Exercise Notice, as applicable, is given and ending in a date which is thirty (30) days thereafter or, in the case of the
Bring-Along Right, in the Sale Notice.   If the Parent Company elects to pay any
portion of the Aggregate Purchase Price or the applicable Buy-Out Payment in the form of shares of Parent Company Common Stock, the Parent Company Exercise Notice shall (i) specify the amount, if any, of the Aggregate Purchase Price or Buy-Out Payment, as applicable, that the Parent Company is paying in the form of such shares and the amount, if any, thereof, which it is paying in cash (and, if NAB is then the Parent Company and is making a Second Buy-Out Payment, the portion thereof, if any, which it is paying in the form of a NAB Note), (ii) set forth the amount of the Parent Company Stock Price and the details of its calculation thereof and (iii) set forth the number of shares of Parent Company Common Stock, if any, and the amount of cash, if any, to be delivered or paid to the Selling Stockholder at the Closing as purchase price for the First Option Shares or the Second Option Shares, as applicable, or in satisfaction of the applicable Buy-Out Payment. The percentage of the total consideration payable in the form of shares of Parent Company Common Stock at any Closing shall be the same for each Selling Stockholder at the same Closing. By way of example, if the Parent Company determines to pay to any Selling Stockholder 50% of his total consideration in the form of shares of Parent Company Common Stock at a Closing, then, in such case, the Parent Company shall be obligated to pay to each other Selling Stockholder at the same Closing 50% of such other Selling Stockholder's total consideration in the form of such shares.

     (d) Closing.  Except as otherwise provided in this Section 10(d), if a
         -------
Manager Exercise Notice or Company Exercise Notice is given (and the related Exchange Option is not exercised) or if a Parent Company Exercise Notice is given with respect to a Second Buy-Out Right, the related Closing shall take place at 10:00 a.m., local time, on a date determined by the Company or the Parent Company, as applicable, which date shall not be more than forty-five (45) or less than thirty-one (31) business days after the date on which the related Exercise Notice is given. The party determining the Closing Date shall give notice thereof to the other parties not less than ten (10) days prior thereto. If the Parent Company exercises an Exchange Option relating to a Manager Exercise Notice or Company Exercise Notice during the applicable Exchange Option Exercise Period, then, in such case, the Closing related thereto shall take place on a date which is twenty (20) business days after the date of the related Parent Company Exercise Notice. If the Company exercises the First Buy-Out Right, the Second Option or the Fourth Option pursuant to Sections 3(f), 4(c) or 8(c) or if the Parent Company exercises the Second Buy-Out Right pursuant to the third sentence of Section 6(f), (each a "Mandatory Exercise") then, in such case, the Closing related to the Mandatory Exercise (or of any exercise of the Exchange Option relating thereto) shall occur simultaneously with and at the location of the closing of the related exercise of the Put Option, the Call Option, the Termination Right, the Second Put Option or the Third Call Option, as applicable, and the same shall be deemed to constitute one and the same Closing for purposes of Sections 5(c) 10(c), 10(e)(ii) and 10(e)(iii).

     If the Manager gives an Exercise Notice with respect to the First Option pursuant to the second sentence of Section 3(c)or with respect to the Third Option pursuant to the second sentence of Section 6(d) or if the Company gives an Exercise Notice with respect to the First Buy-Out Right during the period specified in the second sentence of Section 3(e) or if the Parent Company gives an Exercise Notice with respect to the Second Buy-Out Right during the period specified in the second sentence of Section 6(d), the related Closing Date shall be the date of the closing of the related Sale Transaction; provided, however,
                                                            --------  -------
that if such Sale Transaction is abandoned or terminated or deemed abandoned or terminated pursuant to Section 11(c), then, in such case, such Exercise Notice shall be deemed to be revoked and withdrawn without prejudice to the Executives' right thereafter to exercise the Third Option or the Parent Company's right thereafter to exercise the First Buy-Out Right or the Company's right thereafter to exercise the Second Buy-Out Right, as applicable, if and to the extent that such Option or Buy-Out Right is or becomes otherwise exercisable in accordance with the terms of this Agreement.

     Except as otherwise provided in the next sentence, the Closing shall take place at the principal executive offices of the Company (in the case of a Closing pursuant to a Manager Exercise Notice or a Company Exercise Notice) or of the Parent Company (in the case of a Closing pursuant to a Parent Company Exercise Notice) or at such other place as the Company or the Parent Company, as applicable, may reasonably designate. If an Exercise Notice is given with respect to the First Option pursuant to the second sentence of Section 3(c) or with respect to the Third Option pursuant to the second sentence of Section 6(d) or with respect to the First Buy-Out Right during the period specified on the second sentence of Section 3(e) or with respect to the Second Buy-Out Right during the period specified in the second sentence of Section 6(d), the related Closing shall take place on the date of and at the time and at the location of the closing of the related Sale Transaction. If a Closing under this Agreement and a closing under the Stockholders Agreement take place at or in connection with a closing of a Sale Transaction, the same shall be deemed to constitute one and the same Closing for purposes of Sections 5(c), 10(c), 10(e)(ii) and 10(e)(iii).

     (e) Deliveries at Closing.  At the Closing the applicable parties shall
         ---------------------
make the following deliveries:

          (i) If the Closing relates to a sale of shares of MPS Common Stock to the Company or the Parent Company, each Selling Stockholder shall deliver to the Company or the Parent Company, as applicable, the certificate(s) representing the First Option Shares or the Third Option Shares, as applicable, which are then being sold by him, together with duly executed stock powers (with signature guaranty if requested by the transferee, and all necessary tax stamps, if any) transferring such shares to the Company or the Parent Company as applicable. In addition, if a Selling Stockholder is a Personal Representative, he shall deliver to the Company or the Parent Company, as applicable, evidence of his appointment and qualification as such (and his authority to sell such shares) satisfactory to the Company or the Parent Company, as applicable. If the Closing relates to an exercise of a Buy-Out Right, the Selling Stockholder shall execute and deliver to the Company or the Parent Company, as applicable, a release and termination of the option being terminated by the exercise of such Buy-Out Right, in form and substance satisfactory to the Company or the Parent Company, as applicable.

          (ii) If the Company is the purchaser of the First Option Shares or the Third Option Shares or is making the First Buy-Out Payment, the Company shall pay the applicable Aggregate Purchase Price or the First Buy-Out Payment to the Selling Stockholder. If NAB is the Parent Company on the Closing Date, the Company shall have the right to elect to pay up to fifty percent (50%) of such Aggregate Purchase Price or First Buy-Out Payment to the Selling Stockholder in the form of the Company's three-year promissory note (the "Note"), which shall be delivered to the Selling Stockholder at the Closing. The Note, if any is issued, shall provide that (A) the principal thereof is payable in twelve (12) equal (or approximately equal) quarterly installments beginning at the end of the calendar quarter in which the Closing Date falls, (B) the principal thereof outstanding from time to time shall bear interest at the rate of nine percent (9%) per annum payable quarterly in arrears with each installment of principal, and (C) the Note is prepayable at any time, in whole or in part, without penalty or premium. The Note shall contain such other terms and provisions as are customary in such instruments as reasonably determined in good faith by the Company.
     The percentage of the total consideration payable in the form of a Note shall be the same for each Selling Stockholder at the same Closing. By way of example, if the Company determines to pay any Selling Stockholder at a Closing fifty percent (50%) of his Aggregate Purchase Price in the form of a Note, then, in such case, the Company shall be obligated to pay each other Selling Stockholder at the same Closing fifty percent (50%) of such other Selling Stockholder's Aggregate Purchase Price in the form of a Note. The Company shall deliver to the Selling Stockholder that amount of cash, which, when added to the principal amount of the Note delivered to such Selling Stockholder, equals the total consideration payable to such Selling Stockholder. If NAB is not the Parent Company on the Closing Date, the Company shall be obligated to pay the entire amount of the applicable consideration to the Selling Stockholder in cash.

          (iii) If the Parent Company is the purchaser of the First Option Shares or the Third Option Shares, as applicable, or if it is making a Buy-Out Payment, the Parent Company shall deliver the following to the Selling Stockholder at the Closing: (A) if the Parent Company is paying all or a portion of such Selling Stockholder's Aggregate Purchase Price or the Buy-Out Payment with Parent Company Exchange Shares, a stock certificate representing the applicable number of Parent Company Exchange Shares in the name of such Selling Stockholder; (B) if the Parent Company is paying all or a portion of such Selling Stockholder's Aggregate Purchase Price or a Buy-Out Payment in cash, a payment of the amount thereof in cash to such Selling Stockholder; (C) if NAB is the Parent Company on the Closing Date and is issuing a NAB Note in payment of a portion of the Second Buy-Out Payment, a duly executed NAB Note in the applicable principal amount payable to such Selling Stockholder; and (D) if the Parent Company is paying all or a portion of such Selling Stockholder's Aggregate Purchase Price or a Buy-Out Payment with Parent Company Exchange Shares, a Registration Rights Agreement (containing provisions which are customary in such an agreement) pursuant to which the Parent Company undertakes to file, within sixty (60) days after the Closing (and to keep effective for a period of three years thereafter), a Registration Statement with the Securities and Exchange Commission (on an appropriate form authorized by such Commission) covering the future sale (by the Selling Stockholders) of all Parent Company Exchange Shares being issued to such Selling Stockholders. Such Registration Rights Agreement shall be duly executed by the Parent Company and dated the Closing Date; provided,
                                                                --------
     however, that the Parent Company's obligation to deliver such Registration
     -------
     Rights Agreement is subject to the condition that the Selling Stockholders shall have executed and delivered the same at the Closing. The payment and other terms of the NAB Note shall be the same as the terms specified for the Note in Section 10(e)(ii), mutatis mutandis. The percentage of Second
                                    ----------------
     Buy-Out Payment or Termination Payment payable in the form of a NAB Note at any Closing shall be the same for each Selling Stockholder at the same Closing.

          (iv) In the case of a Closing pursuant to exercise of the First Option, (A) the Company shall deliver to each person then purchasing First Option Shares certificate(s), in such person's name, representing the applicable number of First Option Shares which such person is then purchasing and (B) each such person shall pay to the Company, in cash, the Aggregate Purchase Price for such shares.

          (v) In the case of a Closing pursuant to exercise of the Third Option, (A) NAB shall deliver to each person then purchasing Third Option Shares certificate(s), in such person's name, representing the applicable number of Third Option Shares which such person is then purchasing and (B) each such person shall pay to NAB, in cash, the Aggregate Purchase Price for such shares.

     Payments in cash at any Closing shall be made by certified or cashier's check or, if agreed to by the applicable parties, by wire transfer of funds in accordance with precise written instructions provided to the paying party by the receiving party at least three (3) business days prior to the Closing Date.

     (f)  Limitation on Purchase of Shares.   Notwithstanding any other
          --------------------------------
provision of this Agreement and notwithstanding the giving of any Exercise Notice, the Company shall not be obligated to, and shall not, purchase any First Option Shares or Third Option Shares or make a First Buy-Out Payment pursuant to such Exercise Notice at any time when a Stock Purchase Restriction exists and is applicable; provided, however, that the existence or applicability of a Stock
            --------  -------
Purchase Restriction shall not prevent the giving of an Exercise Notice, but shall merely postpone the Closing of the purchase and sale of First Option Shares or Third Option Shares, as applicable, pursuant to such exercise until such time as no Stock

Purchase Restriction exists. The Company shall use reasonable efforts to obtain any consents or waivers which would eliminate the existence or applicability of any Stock Purchase Restriction. In the event that a Closing is postponed in accordance with the second preceding sentence, the Aggregate Purchase Price or First Buy-Out Payment otherwise payable at the postponed Closing shall be increased by an interest-like accrual on such amount at the rate of nine percent (9%) per annum from the date on which the Closing would have taken place but for the existence of a Stock Purchase Restriction to the date of the actual Closing.

     (g) Board Approval for Exercise.  The Company shall not exercise any Option
         ---------------------------
without the approval of its Board of Directors. The Parent Company shall not exercise any Option without the approval of its Board of Directors.

Section 11.  Sale Transactions; Come-Along and Bring-Along Rights.
----------   ----------------------------------------------------

     (a) If at any time during the Sale Notice Period (as defined below) the Parent Company proposes to sell more than 50% of the Parent Company's MPS Common Shares (other than pursuant to exercise of the Third Option or the Second Call Options) in a private transaction or proposes to sell any such shares in a public offering (a "Stock Sale Transaction"), or if the Company proposes to sell its business and substantially all of its assets (an "Asset Sale Transaction"), in either case to a third-party purchaser or purchasers (the "Purchaser") which is not a Parent Company Affiliate, in a single transaction or related series of transactions pursuant to a bona fide offer from, or letter of intent or contract
                           ---- ----
with, a Purchaser or underwriter, then, in such case, the Parent Company or the Company, as applicable, shall give the Manager notice thereof (the "Sale Notice") not less than thirty (30) days prior to the proposed closing thereof; provided, however, that no Sale Notice is required to be given to the Manager
--------  -------
if he does not then own or hold any First Option Shares or Third Option Shares or an outstanding First Option or Third Option. The Sale Notice shall specify in reasonable detail the material terms of the Sale Transaction. As used herein,
(i) the term "Sale Transaction" means a Stock Sale Transaction or an Asset Sale Transaction and (ii) the term "Sale Notice Period" means the period beginning on the date hereof and ending on the tenth anniversary of the date hereof.

     (b) The Management Shareholders, acting as a group, shall have the right (the "Come-Along Right") to require, as a condition to the consummation of a Stock Sale Transaction, that the Purchaser acquire that percentage of their KEEP Shares and Management Option Shares, if any, in the Stock Sale Transaction as equals the percentage of the Parent Company's MPS Common Shares that are proposed to be sold in such Stock Sale Transaction and (ii) the Parent Company shall have the right (the "Bring-Along Right") to require each of the Management Shareholders to sell that percentage of his KEEP Shares and Management Option Shares, if any, in the Stock Sale Transaction as equals the percentage of the Parent Company's MPS Common Shares that are proposed to be sold in such Stock Sale Transaction. In any Stock Sale Transaction for which a Sale Notice is given prior to April 18, 2005 and which does not constitute and is not part of a public offering of shares of MPS Common Stock, (A) the purchase price per share payable to the Manager for his First Option Shares (assuming exercise of the First Call Option), if any, shall be the Second Option Purchase Price and (B) the purchase price per share payable to the Manager for his Third Option Shares (assuming exercise of the Third Option), if any, shall be the Fourth Option Purchase Price. In any other Stock Sale Transaction, the purchase price per share payable to the Manager for his First Option Shares (assuming exercise of the First Call Option), if any, and his Third Option Shares (assuming exercise of the Third Option), if any, being sold in such transaction shall be the same as the purchase price per share payable to the Parent Company for the Parent Company's MPS Common Shares being sold in such transaction. The nature or composition of the consideration paid to the Manager for his First Option Shares and Third Option Shares, if any, which are being sold in such transaction shall be the same as is applicable to the Parent Company's MPS Common Shares which are being sold in such transaction. By way of example, and not be way of limitation, if the aggregate consideration to be paid by the Purchaser for the Parent Company's MPS Common Shares consists of 50% cash and 50% promissory note issued by the Purchaser, then, in such case, the aggregate consideration to be paid to the Manager for his First Option Shares and Third Option Shares, if any, shall consist of 50% cash and 50% promissory note (having the same terms (other than principal amount) as the promissory note issued to the Parent Company) issued by the Purchaser.

     The Sale Notice relating to a Stock Sale Transaction shall state whether the Parent Company is exercising its Bring-Along Right. If the Bring-Along Right is not exercised, the Management Shareholders, acting as a group, shall have a period (the "Come-Along Exercise Period") of twenty (20) days from and after the date of the Sale Notice to give notice (the "Come-Along Notice") to the Parent Company of their exercise of the Come-Along Right, which notice shall also state whether the Manager is then exercising any Management Option granted to him which is then outstanding. If the Come-Along Notice states that the Manager is then exercising any such Management Option, then such notice shall also constitute the Manager Exercise Notice with respect to such Management Option. If the Manager does not exercise, during the Come-Along Exercise Period, any Management Option granted to him which is then outstanding, then, in such case, subject to the next sentence, such Management Option shall be deemed to have expired unexercised as of the end of such period, and, in the case of the Third Option, the Parent Company shall be free to sell to the Purchaser in the Stock Sale Transaction, for the Parent Company's own account and free from the Third Option, all of the shares subject to Third Option. Notwithstanding the preceding sentence, if such Stock Sale Transaction is abandoned or terminated or deemed abandoned or terminated pursuant to Section 11(c), then, in such case, such deemed expiration of such Management Option shall be automatically rescinded, and such

Management Option shall once again be in effect from and after the date of such actual or deemed abandonment or termination (unless such Management Option otherwise shall have expired by its terms) until the end of the applicable Exercised Period for such Management Option.

     To be effective, the Come-Along Notice must be signed by Management Shareholders who then own more than fifty percent (50%) of the Management Shares. If the Parent Company does not exercise the Bring-Along Right and if the Come-Along Notice is not given during the Come-Along Exercise Period, the Management Shareholders shall be deemed to have elected not to participate in such Stock Sale Transaction.

     If the Manager sells any of his shares of MPS Common Stock, if any, in the Stock Sale Transaction pursuant to an exercise of the Bring-Along Right or the Come-Along Right, he shall be obligated, on demand, to pay, or to reimburse the Parent Company for, as applicable, (i) all underwriting expenses and discounts applicable to his shares in any public offering and (ii) that percentage of all costs and expenses (including reasonable attorney's fees and disbursements) incurred by the Parent Company in connection with the Stock Sale Transaction as equals the percentage obtained by multiplying 100 by a fraction the numerator of which is the number of shares sold by the Manager in such transaction and the denominator of which is the total number of shares sold by the Parent Company and the Management Shareholders (including the Manager) in such transaction.

     In any Stock Sale which constitutes or is part of a public offering of shares of MPS Common Stock, each person selling shares of MPS Common Stock in such transaction shall be obligated, if so requested by the Company or the Parent Company, to execute and deliver such underwriting, representation, standstill and other agreements with the underwriters in such offering are customary in such transactions or as are executed and delivered by the Parent Company.

     (c) A Sale Notice shall take precedence over any Exercise Notice then pending or thereafter given except for an Exercise Notice relating to the Third Option, the Second Buy-Out Right or an Exchange Option relating to the Third Option or the Second Buy-Out Right. Notwithstanding any other provision of this Agreement, the Closing related to any Exercise Notice over which a Sale Notice takes precedence shall not take place unless the related Sale Transaction is abandoned or terminated. If such Sale Transaction is abandoned or terminated, such Closing shall take place on a date which in the later to occur of (i) the thirtieth business day after the date of such abandonment or termination or (ii) the Closing Date determined in accordance with Section 10(d). A Sale Transaction shall be deemed abandoned or terminated if it is not consummated within one hundred fifty (150) days after the date of the related Sale Notice or if the Parent Company or the Company gives notice to the Manager that such Sale Transaction has been abandoned or terminated.

     (d) Within one hundred eighty (180) days after the consummation of an Asset Sale Transaction, the Company shall: (i) in the case of an Asset Sale for which the date of the related Sale Notice is prior to April 18, 2005, purchase all of the First Option Shares, if any, then outstanding for a price per share equal to the Second Option Purchase Price and purchase all of the Third Option Shares, if any, then outstanding for a purchase per share equal to the Fourth Option Purchase Price or (ii) in the case of any other Asset Sale Transaction, either
(A) purchase all of the First Option Shares and Third Option Shares, if any, then outstanding for a price per share equal to their net book value per share or (B) adopt a plan of complete liquidation pursuant to which the net assets, if any, of the Company shall be distributed pro rata to its stockholders in
                                         --- ----
accordance and compliance with the Company's Certificate of Incorporation and applicable law. In the case of a purchase of First Option Shares and Third Option Shares pursuant to clause (ii)(A) of the preceding sentence, their net book value per share shall be determined by the Board of Directors of the Company in good faith. Such determination shall be conclusive and final in the absence of manifest bad faith or fraud. In determining such net book value, the Board of Directors shall take into account, among other things, reasonable reserves for contingent liabilities.

     (e) Neither the Come-Along Right nor the Bring-Along Right shall apply, or be exercisable with respect to, any proposed or actual sale or transfer of any of the Parent Company's MPS Common Shares to a Parent Company Affiliate; provided, however, that any subsequent proposed or actual sale or transfer
--------  -------
thereof by such Parent Company Affiliate to a buyer that is not also a Parent Company Affiliate shall be subject to such rights as if the prior Parent Company were the selling party.

     Section 12.  Sale by NAB to a NAB Affiliate.  If the Parent Company sells
     -----------  ------------------------------
and transfers all of the Parent Company's MPS Common Shares to any Parent Company Affiliate, then, in such case, in connection with such sale and transfer, the transferring Parent Company shall (i) assign to such transferee Parent Company Affiliate all of the Transferring Parent Company's rights under this Agreement and (ii) cause such transferee Parent Company Affiliate to become a party to and assume all of the transferring Parent Company's obligations under this Agreement, including its obligations under Sections 6 and 11.

     Section 13.  Specific Performance.  The shares of MPS Common Stock cannot
     -----------  --------------------
be readily purchased or sold on the open market, and for that reason, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any controversy arise concerning a sale or disposition of any shares of MPS Common Stock, an injunction may be issued restraining any sale or disposition pending the determination of such controversy, and the resolution thereof shall be enforceable in a court of equity by an injunction or a decree of specific performance. However such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedies at law or in equity which the parties may have.

     Section 14.  Amendments.  No amendments to this Agreement or waiver or
     -----------  ----------
discharge of any provision hereof shall be made or be effective unless the same
(i) is in writing; (ii) is signed by an authorized officer of each of the Company and the Parent Company, if any, (iii) is approved by the Boards of Directors of the Company and the Parent Company, if any; and (iv) is signed by Management Shareholders then owning more than fifty percent (50%) of the Management Shares; provided, however, that, if any such amendment, waiver or
                   --------  -------
discharge would materially and adversely affect the rights or obligations (under this Agreement or the Stockholders Agreement) of fewer than all of the Management Shareholders then owning Management Shares, hen, in such case, such amendment, waiver or discharge shall not be made or be effected unless it is also signed by the Management Shareholders whose rights and obligations are adversely affected.

     Section 15.  Termination.  This Agreement shall terminate on the earlier to
     ----------   -----------
occur of:

          (i) the date on or by which both of the following events shall have occurred: (A) either (x) all of the First Option Shares shall have been purchased by the Company or the Parent Company or by a Purchaser in a Stock Sale Transaction or (y) it shall have been determined that no shares of MPS Common Stock are then or will thereafter become subject to the First Option or (z) the First Option shall have been terminated pursuant to the exercise of the First Buy-Out Right and the making of the First Buy-Out Payment; and (B) either (x) all of the Third Option Shares, if any, shall have been purchased by the Company or the Parent Company or by a Purchaser in a Stock Sale Transaction or
          (y) it shall have been determined that no shares of the Parent Company's MPS Common Shares are then or will thereafter become subject to the Third Option or (z) the Third Option shall have been terminated pursuant to the exercise of the Second Buy-Out Right and the making of the Second Buy-Out Payment;

          (ii) the date on which any shares of MPS Common Stock are sold in a public offering; or

          (iii) the tenth anniversary of the date of this Agreement.

     Section 16.  Notices.   All notices, requests, demands and other
     ----------   -------
communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:

       (a)  If to the Company:

               Mortgage Portfolio Services, Inc.
               LBJ Financial Center
               5520 LBJ Freeway, Suite 200
               Dallas, TX 75024
               Attn: Chairman of the Board


       (b) If to the Parent Company or the Company:

               NAB Asset Corp.
               19200 Von Karman Ave., Suite 950
               Irvine, CA 93612
               Attn: President


        (c) If to the Manager, at the address set forth below his name on the signature page(s) hereof.


   Any of the foregoing parties by notice in writing mailed to the other parties may change the name and address to which notices, requests, demands and other communications to him shall be mailed.

   Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it is directed, or, if sent by certified or registered mail, return receipt requested, or by telex, facsimile transmission or telegraph, and properly transmitted and addressed in accordance with of this
Section 17 when received by the addressee, or (ii) on the third business day following the day of the dispatch thereof, whichever of (i) or (ii) shall be the earlier.

   Section 17.  Acknowledgment Regarding Stockholders Agreement.  The Manager
   ----------   -----------------------------------------------
acknowledges that the Company has provided him with a copy of the Stockholders Agreement and he has had the opportunity to read it before signing this Agreement.

   Section 18.  Miscellaneous.   This Agreement  (i) contains the entire
   ----------   -------------
understanding of the parties with respect to the subject matter hereof; (ii) supersedes all prior agreements and understandings if any, with respect to such subject matter; (iii) shall inure to the benefit of and be binding upon the Company, NAB and the Manager and their respective successors, permitted assigns, personal representatives and heirs; (iv) shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws; and (v) may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken further shall constitute one and the same instrument.


                           End of text of Agreement.
                        Signatures appear on next page.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


MORTGAGE PORTFOLIO SERVICES, INC.     THE MANAGER:

By: __________________________        ______________________________
Name: Michael W. Caton                Gordon S. Stockwell
Title: Chairman of Board              22181 Wayside
                                      Mission Viejo, CA 92692


NAB ASSET CORPORATION

By: __________________________
Name: Michael W. Caton
Title: President